                                                                Exhibit 4(r)

                      NINTH AMENDMENT TO LOAN AGREEMENT
                      ---------------------------------

         THIS NINTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 19th day of December, 2003 by and among LaSalle Bank National Association, a national banking association ("Bank"), and each of K-V Pharmaceutical Company, a Delaware corporation ("K-V"), Particle Dynamics, Inc., a New York corporation ("PDI"), ETHEX Corporation, a Missouri corporation ("ETHEX"), and THER-RX Corporation, a Missouri corporation ("THER-RX"), jointly and severally (K-V, PDI, ETHEX and THER-RX are collectively referred to as the "Borrowers").

                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, Bank and the Borrowers are party to that certain Loan Agreement dated as of June 18, 1997, as amended by that certain First Amendment to Loan Agreement dated as of October 28, 1998, that certain Second Amendment to Loan Agreement dated as of March 11, 1999, that certain Third Amendment to Loan Agreement dated as of June 22, 1999, that certain Fourth Amendment to Loan Agreement dated as of December 17, 1999, that certain Fifth Amendment to Loan Agreement dated as of December 21, 2001, that certain Sixth Amendment to Loan Agreement dated as of December 20, 2002, that certain Seventh Amendment to Loan Agreement dated as of April 28, 2003 and that certain Eight Amendment to Loan Agreement dated as of June 30, 2003 (collectively, the "Agreement"); and

         WHEREAS, Bank and the Borrowers desire to further amend the Agreement in accordance with this Amendment, to among other things, (i) extend the applicable maturity date of the Revolving Credit Commitment and the Supplemental Credit Commitment and (ii) increase the amount of the Supplemental Credit Commitment from $20,000,000 to $25,000,000.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are
            ------------------------------
not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2
                                                            -----------
below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. Amendment of the Agreement. Borrowers and Bank hereby agree to
            --------------------------
amend the Agreement as follows:

                  (a) The definitions of the terms "Revolving Credit
                                                    ----------------
Maturity Date", "Revolving Note", "Supplemental Credit Maturity Date" and
-------------    --------------    ---------------------------------
"Supplemental Note" appearing in Paragraph 1.1 are hereby amended and
 -----------------               -------------
restated as follows:

                  "Revolving Credit Maturity Date" means October 15, 2006.
                   ------------------------------

                  "Revolving Note" means that certain Substitute Revolving
                   --------------
Note dated as of December 19, 2003 made payable by Borrowers in favor of Bank in the maximum principal amount of Forty Million Dollars ($40,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                  "Supplemental Credit Maturity Date" means December 20, 2004.
                   ---------------------------------

                  "Supplemental Note" means that certain Substitute
                   -----------------
Supplemental Note dated as of December 19, 2003 made by Borrowers in favor of Bank in the maximum aggregate principal amount of Twenty-Five Million Dollars ($25,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                  (b) Paragraph 2.5 is hereby amended by replacing the
                      -------------
reference to "Twenty Million Dollars ($20,000,000)" appearing in the middle of such paragraph with "Twenty-Five Million Dollars ($25,000,000)".

                  (c) Exhibit 3.4 is hereby replaced with Exhibit 3.4
                      -----------                         -----------
attached hereto.

         3. Representations, Covenants and Warranties; No Default. The
            -----------------------------------------------------
representations, covenants and warranties set forth in Paragraph 8 of the
                                                       -----------
Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

         4. Fees and Expenses. The Borrowers agree to pay on demand all
            -----------------
costs and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for the Bank and any future amendments to the Agreement. In addition to the foregoing, the Borrowers hereby agree to pay to Bank a closing fee of Six Thousand Two Hundred Fifty Dollars ($6,250) upon the execution and delivery of this Amendment which shall be fully earned and non-refundable on the date hereof.

         5. Delivery of Documents. Notwithstanding any of the foregoing,
            ---------------------
prior to entering into this Amendment, Bank shall have received from Borrowers the following fully executed documents, in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

                  (a) Ninth Amendment to Loan Agreement;

                  (b) Substitute Revolving Note;

                  (c) Substitute Supplemental Note;

                  (d) Legal Opinion of Counsel to Borrowers;

                  (e) Secretary's Certificate of each Borrower;

                  (f) Officer's Certificate of each Borrower; and

                  (g) Such other documents, opinions or certificates as Bank may reasonably request.

         6. Effectuation. The amendments to the Agreement contemplated by
            ------------
this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

         7. Counterparts. This Amendment may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                          [SIGNATURE PAGE FOLLOWS]

                     (SIGNATURE PAGE TO NINTH AMENDMENT)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Ninth Amendment to Loan Agreement as of the date first above written.

                                        K-V PHARMACEUTICAL COMPANY



                                        By: /s/ Gerald R. Mitchell
                                        Its:________________________________


                                        ETHEX CORPORATION


                                        By:_________________________________
                                        Its:________________________________


                                        PARTICLE DYNAMICS, INC.


                                        By:_________________________________
                                        Its:________________________________


                                        THER-RX CORPORATION


                                        By:_________________________________
                                        Its:________________________________


                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: /s/ Michael Barnett
                                        Its:________________________________

                                 EXHIBIT 3.4
                                 -----------
                                     TO
                                     --
                               LOAN AGREEMENT
                               --------------
                        SUBSTITUTE SUPPLEMENTAL NOTE
                        ----------------------------

                                                           Chicago, Illinois
$25,000,000                                                December 19, 2003

         FOR VALUE RECEIVED, on or before December 20, 2004 (or, if such day is not a Business Day, on the next following Business Day), the undersigned, K-V PHARMACEUTICAL COMPANY, a Delaware corporation; PARTICLE DYNAMICS, INC., a New York corporation; ETHEX CORPORATION, a Missouri corporation; and THER-RX CORPORATION, a Missouri corporation, jointly and severally (herein, collectively and together with their successors and assigns, called the "Borrowers"), promise to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (herein, together with its successors and assigns, called the "Bank"), the maximum principal sum of TWENTY-FIVE MILLION and 00/100 DOLLARS ($25,000,000), or, if less, the aggregate unpaid principal amount of all Supplemental Loans made by Bank to the undersigned, in accordance with that certain Loan Agreement dated as of June 18, 1997 among Borrowers and Bank, as amended by that certain First Amendment to Loan Agreement dated as of October 28, 1998, that certain Second Amendment to Loan Agreement dated as of March 11, 1999, that certain Third Amendment to Loan Agreement dated as of June 22, 1999, that certain Fourth Amendment to Loan Agreement dated as of December 17, 1999, that certain Fifth Amendment to Loan Agreement dated as of December 21, 2001, that certain Sixth Amendment to Loan Agreement dated as of December 20, 2002, that certain Seventh Amendment to Loan Agreement dated as of April 28, 2003, that certain Eight Amendment to Loan Agreement dated as of June 30, 2003 and that certain Ninth Amendment to Loan Agreement of even date herewith (herein, as the same may be further amended, modified or supplemented from time to time, collectively called the "Loan Agreement"), as shown in Bank's records.

         The Borrowers further promise to pay to the order of Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at Bank's principal office at 135 South LaSalle Street, Chicago, Illinois 60603 or at such other place as may be designated by Bank to the Borrowers in writing.

         This Note is the Supplemental Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

         In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrowers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         The liability of each Borrower under this Note in general shall be joint and several, and each reference herein to the Borrowers shall be deemed to refer to each such Borrower. In furtherance and not in limitation of Bank's rights and remedies hereunder or at law, Bank may proceed under this Note against any one or more of the Borrowers in its absolute and sole discretion for any of Borrowers' Liabilities or any other liability or obligation of the Borrowers arising hereunder.

         This Note is issued in substitution for, but not in payment of, that certain Substitute Supplemental Note dated as of December 20, 2002 (the "Prior Note") made by Borrowers in favor of Bank in the maximum principal amount available of $20,000,000, and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note; provided, however, that the outstanding amount of principal and interest under the Prior Note as of the date of this Note is hereby deemed indebtedness evidenced by this Note and incorporated herein by this reference.

         This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

                          [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the undersigned has executed this Substitute Supplemental Note as of the day first written above.


ATTEST:                                K-V PHARMACEUTICAL COMPANY, a
                                       Delaware Corporation


By:                                    By:
   ------------------------------         ----------------------------------
                        Secretary      Title:
   ---------------------                     -------------------------------


ATTEST:                                PARTICLE DYNAMICS, INC., a New York
                                       corporation


By:                                    By:
   ------------------------------         ----------------------------------
                        Secretary      Title:
   ---------------------                     -------------------------------


ATTEST:                                ETHEX CORPORATION, a Missouri
                                       corporation


By:                                    By:
   ------------------------------         ----------------------------------
                        Secretary      Title:
   ---------------------                     -------------------------------


ATTEST:                                THER-RX CORPORATION, a Missouri
                                       corporation


By:                                    By:
   ------------------------------         ----------------------------------
                        Secretary      Title:
   ---------------------                     -------------------------------

Borrowers' Address:

2503 South Hanley
St. Louis, Missouri 63144-2555





                                     3